Exhibit 99.3

June 18, 2021

NOTICE OF REDEMPTION OF WARRANTS

Dear Investor Warrant Holder,

Hydrofarm Holdings Group, Inc. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. Eastern Time on July 19, 2021 (the “Redemption Date”), all of the Company’s outstanding investor warrants (the “Investor Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), for a redemption price of $0.00033712 per Warrant Share (as defined below) (the “Redemption Price”), that were issued in connection with a private placement of units, each consisting of a share of Common Stock and an Investor Warrant to purchase an additional one-half (1/2) shares of Common Stock, which concluded on October 30, 2018 (the “Private Placement”). The Investor Warrants are exercisable for Common Stock (the “Warrant Shares”) at an initial exercise price equal to $16.86 per share, subject to adjustment. Any Investor Warrants that remain unexercised at 5:00 p.m. Eastern Time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Investor Warrants, except to receive the Redemption Price. Warrants to purchase Common Stock that were issued to placement agents simultaneously with the Private Placement and are still held by such placement agents or their permitted transferees are not subject to this notice of redemption. All numbers set forth in this notice reflect the 1-for-3.3712 reverse stock split of the Company’s Common Stock effected on November 24, 2020. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Investor Warrant.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Investor Warrant holders to exercise their Investor Warrants will terminate immediately prior to 5:00 p.m. Eastern Time on the Redemption Date. At 5:00 p.m. Eastern Time on the Redemption Date and thereafter, holders of unexercised Investor Warrants will have no rights with respect to those warrants, except to receive the Redemption Price. We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Investor Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Investor Warrants for exercise.

Pursuant to Section 4 of the Investor Warrant, the Company has the right to redeem all of the outstanding Investor Warrants if (i) there is an effective registration statement covering the resale of the Warrant Shares, and (ii) the volume-weighted average price of the Company’s Common Stock for the twenty (20) consecutive Trading Days prior to the date of the notice of redemption is at least $25.28, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares or like events. The last sales price of the Common Stock has been at least $25.28 per share for the twenty (20) consecutive Trading Days prior to the date of this redemption notice.

EXERCISE PROCEDURE

Investor Warrant holders have until 5:00 p.m. Eastern Time on the Redemption Date to exercise their Investor Warrants to purchase Common Stock. Investor Warrants may only be exercised for cash. The Investor Warrants are currently exercisable for Common Stock at an exercise price equal to $16.86 per share (the “Exercise Price”).

Payment of the Exercise Price may be made by wire transfer of immediately available funds.

Those who hold their Investor Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Investor Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Investor Warrants may exercise their Investor Warrants by sending:

1.	The physical Investor Warrant certificate;

2.	A fully and properly completed “Notice of Exercise” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Warrant Shares issuable upon exercise of the Investor Warrant; and

3.	The exercise funds via wire transfer,

to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department
Telephone: (800) 509-5586

The method of delivery of the Investor Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The physical Investor Warrant certificate, the fully and properly completed Notice of Exercise and the exercise funds must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. Eastern Time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Notice of Exercise together with the related physical Investor Warrant certificate and exercise funds before such time will result in such holder’s Investor Warrants being redeemed at the Redemption Price of $0.00033712 per Warrant Share and not exercised.

PROSPECTUS

A prospectus covering the Warrant Shares issuable upon the exercise of the Investor Warrants (and the supplements thereto) is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-256938) (the “SEC”). The SEC also maintains an Internet website that contains a copy of this prospectus. The address of this site is www.sec.gov.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of an Investor Warrant for payment after 5:00 p.m. Eastern Time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Investor Warrants.

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Any questions you may have about redemption and exercising your Investor Warrants may be directed to Continental Stock Transfer & Trust Company at its address and telephone number set forth above.

Sincerely,

Hydrofarm Holdings Group, Inc.

/s/ B. John Lindeman
B. John Lindeman
Chief Financial Officer

ANNEX A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Hydrofarm Holdings Group, Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder,                                full shares of Hydrofarm Holdings Group, Inc. common stock, par value $0.0001 per share, issuable upon exercise of the Warrant and delivery of:

(1)          $           (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant; and

(2)          shares of Common Stock (pursuant to a Cashless Exercise in accordance with Section 1(b)(ii) of the Warrant) (check here if the undersigned desires to deliver an unspecified number of shares equal the number sufficient to effect a Cashless Exercise [ ]).

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable))

Capitalized terms used herein without definition have the meaning ascribed to them in the Warrant. The undersigned hereby reaffirms all of the representations and warranties made in the subscription agreement submitted to Hydrofarm Holdings Group, Inc. to acquire the Warrant, including that the undersigned is an “accredited investor” as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended.

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Please print name, address and social security or federal employer identification number (if applicable))

Name of Holder (print):
(Signature):
(By:)
(Title:)
Dated: